                                                                    Exhibit 99.1

News Release
------------



Media Contact:               Clarence Ehlers
                             (219) 273-7327

Analyst/Investor Contact:    Joseph A. Rainis
                             (219) 273-7158



                     NATIONAL STEEL ANNOUNCES 1998 RESULTS


Mishawaka, IN, January 28, 1999--National Steel Corporation (NYSE: NS) today reported net income of $18.8 million for the fourth quarter of 1998, or $0.44 per diluted common share, compared to $48.7 million, or $1.06 per diluted common share, for the fourth quarter of 1997. Net sales in the fourth quarter of 1998 totaled $685.4 million compared to $768.5 million during the same period in 1997. The fourth quarter of 1998 was favorably impacted by a LIFO inventory valuation adjustment that totaled $5.6 million, after tax. The 1997 period benefited by $13.2 million, after tax, from the sale of certain coal properties and the revaluation of related reserves as well as changes in estimates related to effective tax rates for the year 1997.

Raw steel production in the fourth quarter of 1998 totaled 1.35 million tons compared to 1.60 million tons in the same 1997 period. The reduced production level reflected the impact of reduced order rates due to record levels of imported steel which prompted the Company to temporarily idle one of its blast furnaces during the quarter. This idled blast furnace will be restarted next week prior to the scheduled reline of a furnace at the Granite City Division which is scheduled to begin in early March. Shipments in the fourth quarter of 1998 totaled 1.35 million tons, a 10% decline from the same period of 1997.


                                    -more-

                                                                    Exhibit 99.1

"Our shipments, average selling prices and operating levels suffered as record levels of imports impacted our results during the final months of 1998," said Chairman and Chief Executive Officer Yutaka Tanaka. "Despite this challenging environment, we made $18 per ton on an operating basis in the fourth quarter as our cost reduction efforts continue to favorably impact our results. We also moved forward in our goal of improving our value-added mix of products. Our joint venture operation with Robinson Steel is progressing on schedule and we expect operations to begin later this quarter. We are also excited by the new galvanizing line we are constructing at our Great Lakes Division to serve our automotive customers," concluded the chief executive.

Net income for all of 1998 totaled $83.8 million, or $1.94 per diluted common share, compared to $213.5 million, or $4.64 per diluted common share, in the same period of 1997. Net sales in 1998 totaled $2.85 billion, a decline of nine percent from record sales of $3.14 billion in 1997. Excluding the impact from the unusual credit related to a property tax refund and the gain on the disposal of non-core assets, net income in 1998 totaled $60.2 million, or $1.39 per diluted common share. Net income in 1997, excluding gains related to asset sales and an extraordinary item, totaled $169.8 million, or $3.65 per diluted common share.

All statements contained in this release, other than historical information, are forward-looking statements. A variety of factors could cause business conditions and the Company's actual results and experience to differ materially from those expected by the Company or expressed in the Company's forward-looking statements. Additional information concerning these factors is available in the Company's most recent Form 10-K for the year ended December 31, 1997 and the Form 10-Q for the quarter ended September 30, 1998.

Headquartered in Mishawaka, Indiana, National Steel is the nation's fourth largest integrated steel company, with annual shipments of approximately six million tons of flat rolled products. National Steel employs approximately 9,200 people. Visit National Steel's website at: www. nationalsteel.com.

The Company's consolidated income statement and condensed balance sheets and cash flows follow:

                                                                    Exhibit 99.1
NATIONAL STEEL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In millions, except per share data)


                                                                  Three  Months Ended                   Year Ended
                                                                     December 31,                      December 31,
                                                                 1998             1997              1998             1997
                                                            -------------    --------------    -------------    ------------
Net Sales                                                         $ 685.4           $ 768.5         $2,848.0         $3,139.7

Cost of products sold                                               588.7             667.5          2,496.8          2,674.4
Selling, general and administrative expense                          40.7              33.9            153.6            141.3
Depreciation                                                         33.3              31.2            129.2            134.5
Equity income of affiliates                                          (0.2)             (0.5)            (1.3)            (1.5)
Unusual credit                                                          -                 -            (26.6)               -
                                                            -------------    --------------    -------------    -------------
Income from Operations                                               22.9              36.4             96.3            191.0

Other (Income) Expense
Financing costs (net)                                                 3.2               0.6             10.9             14.6
Net gain on disposal of non-core assets                                 -              (4.6)            (2.7)           (58.7)
                                                            -------------    --------------    -------------    -------------
                                                                      3.2              (4.0)             8.2            (44.1)
                                                            -------------    --------------    -------------    -------------
Income Before Income Taxes and Extraordinary Item                    19.7              40.4             88.1            235.1

Income tax provision (credit)                                         0.9              (8.3)             4.3             16.2
                                                            -------------    --------------    -------------    -------------
Income Before Extraordinary Item                                     18.8              48.7             83.8            218.9
Extraordinary item                                                      -                 -                -             (5.4)
                                                            -------------    --------------    -------------    -------------
Net Income                                                           18.8              48.7             83.8            213.5
Less preferred stock dividends                                          -               2.0                -             10.2
                                                            -------------    --------------    -------------    -------------
Net Income Applicable to Common Stock                             $  18.8           $  46.7         $   83.8         $  203.3
                                                            =============    ==============    =============    =============
PER SHARE DATA APPLICABLE TO COMMON STOCK:
Basic Earnings Per Share:
Income Before Extraordinary Item                                  $  0.44           $  1.08         $   1.94         $   4.82
Extraordinary item                                                      -                 -                -            (0.12)
                                                            -------------    --------------    -------------    -------------
Net Income Applicable to Common Stock                             $  0.44           $  1.08         $   1.94         $   4.70
                                                            =============    ==============    =============    =============
Weighted Average Shares Outstanding (in thousands)                 42,946            43,288           43,202           43,288

Diluted Earnings Per Share:
Income Before Extraordinary Item                                  $  0.44           $  1.06         $   1.94         $   4.76
Extraordinary item                                                      -                 -                -            (0.12)
Net Income Applicable to Common Stock                             $  0.44           $  1.06         $   1.94         $   4.64
                                                            =============    ==============    =============    =============
Weighted Average Shares Outstanding (in thousands)                 42,948            43,954           43,271           43,773

OPERATING STATISTICS (in thousands of tons):
   Shipments                                                        1,352             1,499            5,587            6,144
   Raw steel production                                             1,350             1,601            6,087            6,527

NATIONAL STEEL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions)

                                          December 31,                                                          December 31,
                                    1998                 1997                                            1998                 1997
                                  --------             --------                                        --------             --------
Assets                                                                    Liabilities and
                                                                           Stockholders'
                                                                           Equity
Cash and cash equivalents         $  137.9             $  312.6           Current liabilities          $  546.8             $  637.4
Investments                             --                 25.0
Receivables--net                     245.9                284.3           Long-term debt                  285.8                311.0
Inventories                          472.8                374.2           Other long-term
Deferred tax assets                   23.3                  8.6            liabilities                    801.1                668.0
                                  --------             --------                                        --------             --------
  Total current assets               879.9              1,004.7           Total liabilities             1,633.7              1,616.4

Property, plant and
  equipment--net                   1,270.5              1,229.0           Stockholders' equity            850.3                837.0
Other assets                         333.6                219.8
                                  --------             --------
Total Assets                      $2,484.0             $2,453.4           Total Liabilities and Equity $2,484.0             $2,453.4
                                  ========             ========                                        ========             ========




CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

                                                                                Year Ended December 31,
                                                                                1998              1997
                                                                              --------          --------
                             Cash provided by operating activities:
                             Net income                                       $   83.8          $  213.5
                             Depreciation                                        129.2             134.5
                             Working capital items:
                              Investments                                         25.0             (25.0)
                              Receivables                                         38.5               4.8
                              Inventories                                        (98.6)             56.4
                              Accounts payable & accrued liabilities             (96.3)             75.1
                             All other                                           (49.9)           (127.1)
                                                                              --------          --------
                                                                                  31.7             332.2
                                                                              --------          --------
                             Cash provided by (used in) investing
                              activities:
                             Purchases of property, plant
                              and equipment (net)                               (171.1)           (151.8)
                             Proceeds from the sale of assets                      4.7             320.3
                                                                              --------          --------
                                                                                (166.4)            168.5
                                                                              --------          --------
                             Cash used in financing activities:
                             Repayment of debt                                   (34.2)           (189.4)
                             Borrowings                                           14.7               4.0
                             Repurchase of Common Stock                           (8.4)               --
                             Redemption of  Preferred Stock -
                              Series A and B                                        --             (83.8)
                             Common stock dividends                              (12.1)               --
                             Other                                                  --             (27.9)
                                                                              --------          --------
                                                                                 (40.0)           (297.1)
                                                                              --------          --------
                             Increase (decrease) in cash
                              and cash equivalents                              (174.7)            203.6

                             Cash and cash equivalents at
                              the beginning of the period                        312.6             109.0
                                                                              --------          --------

                             Cash and cash equivalents at
                              the end of the period                           $  137.9          $  312.6
                                                                              ========          ========